UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2007

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In April 2007, we were served with a putative class action complaint captioned Gerald D. Wells, Jr. et al. v. OSI Restaurant Partners, Inc., Case No. 07-1431, that was filed in the United States District Court for the District of Pennsylvania alleging violations of the Fair and Accurate Credit Transactions Act, or FACTA. In addition, we had previously been provided with a copy of a putative class action complaint captioned Saunders v. Roy’s Family of Restaurants, Inc., Case No. SACV07-164 CJC (ANx), that was filed in the United States District Court for the Central District of California also alleging violations of FACTA, but have not yet been formally served in the suit. FACTA restricts, among other things, the credit and debit card data that may be included on the electronically printed receipts provided to retail customers at the point of sale. The suits allege that the defendants violated a provision of FACTA by including more information on the electronically printed credit and debit card receipts provided to customers than is permitted under FACTA. Both complaints seek monetary damages, including statutory damages, punitive damages, attorneys’ fees and injunctive relief. These lawsuits are among a number of lawsuits with similar allegations that have been filed recently against large retailers and foodservice operators, among others, as a result of the implementation of FACTA, which became fully effective as of December 4, 2006. We are currently examining information relating to the allegations in these complaints and are evaluating developing judicial interpretations of the statute. While we intend to vigorously defend against these actions, both of these cases are in the preliminary stages of litigation, and as a result, the ultimate outcome of these cases and their potential financial impact on us are not determinable at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: April 25, 2007	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer